UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
May 24, 2006 (May 19, 2006)
Date of Report (Date of earliest event reported)

PITNEY BOWES INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-3579	06-0495050
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or
organization)
World Headquarters
1 Elmcroft Road
Stamford, Connecticut 06926-0700
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (203) 356-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
Signature
EX-10.1: AMENDED AND RESTATED CREDIT AGREEMENT

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On May 19, 2006 (the “Effective Date”), Pitney Bowes Inc. (the “Company”) entered into an Amended and Restated Credit Agreement (the “Facility”) with, among others, JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners, Citigroup Global Markets Inc., as syndication agent, and ABN AMRO Bank N.V., Bank of America, N.A., Barclays Bank PLC and Deutsche Bank Securities Inc., as documentation agents. The Facility amends and restates the 5-Year Credit Agreement dated as of May 21, 2004 and replaces the First Amended and Restated 364-Day Credit Agreement dated as of May 20, 2005 which matured on the Effective Date.
The Facility provides for a total commitment of $1.5 billion, pursuant to which up to $1.465 billion may be borrowed in any combination of U.S. dollars, Pounds Sterling, euros and such other currencies as may be agreed upon, and up to $35.0 million of which may be borrowed only in U.S. dollars. The $1.5 billion total commitment includes a sublimit for the issuance of one or more letters of credit not exceeding an aggregate face amount of $200 million, denominated in U.S. dollars, Pounds Sterling, euros or such other currencies as may be agreed upon (subject to the foregoing currency limitations).
From and after the Effective Date, the Company may, subject to the satisfaction of certain conditions and consent by the administrative agent, designate one or more of the Company’s domestic or foreign subsidiaries as an additional borrower under the Facility. Following such designation and acceptance thereof by the administrative agent, the obligations of such additional borrower would be guaranteed by the Company.
The stated maturity date of the Facility is May 19, 2011, subject to the Company’s right to request additional one year extensions of such maturity date, following notice by the Company and acceptance by the requisite number of lenders party to the Facility.
Borrowings under the Facility bear interest at a floating rate, which can be either a base rate or, at the Company’s option, a LIBOR rate, plus an applicable margin dependant upon certain circumstances including the credit rating of the Company. In addition, the Company may request that the lenders offer to make absolute rate or LIBOR rate loans to the Company (or, if applicable, a subsidiary borrower) subject to such lower interest rate to which a lender may agree.
The Facility contains covenants that will limit the ability of the Company and, in some cases, its domestic subsidiaries, to, among other things, create certain liens on its, or their, properties.
The Facility is attached hereto as Exhibit 10.1 and is incorporated by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Facility.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(c)	Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement dated as of May 19, 2006

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PITNEY BOWES
By:	/s/ Helen Shan
Helen Shan
Vice President and Treasurer

May 23, 2006